SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549






                            FORM 8-K


                         CURRENT REPORT


            Pursuant to Section 13 and 15(d) of the
               Securities and Exchange Act of 1934


  Date of Report (date of earliest event reported) July 8, 1996



                  ANTARES RESOURCES CORPORATION

       (Exact name of Registrant as specified in Charter)


New York                           0-3926          13-1950459

(State or other jurisdiction       (Commission     (IRS Employer
     of incorporation)             File Number)   Identification
                                                       Number)


2345 Friendly Road, Fernandina Beach, FL            32034

(Address of principal executive office)           (Zip Code)




Registrant's telephone number, including area code: (904) 261-8607

Item 2.  Acquisition and Disposition of Assets.

     Effective June 25, 1996, Antares Resources Corporation (the "Company") entered into a letter of intent with Weststar Environmental, Inc., Starke, Florida ("WEI") and B&B Septic and Environmental Services, Inc., Deland, Florida, ("B&B") (WEI and B&B hereinafter jointly referred to as "Weststar"), whereby the Company has agreed in principle to acquire all of the issued and outstanding shares of both of said companies in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction require the Company to (i) preliminarily, issue an aggregate of 1,150,000 shares of previously unissued common stock, representing approximately 4.70% of the Company's issued and outstanding common stock after the proposed closing, in exchange for all of the issued and outstanding shares of Weststar (the number of shares to be issued may increase or decrease, depending upon the price of the Company's common stock as traded on NASDAQ on the date of closing); and (ii) upon closing of the proposed transaction described herein, to inject an aggregate of up to $800,000 into Weststar for purposes of repayment of debt and expansion. The maximum liabilities to be assumed by the Company pursuant to the terms of the letter of intent are not to exceed $1,000,000.

     The proposed share exchange is subject to satisfaction of certain conditions, including but not limited to completion of due diligence activities, the approval of the transaction by all of the Weststar shareholders, execution of a definitive agreement between the parties, execution of agreements with Weststar's suppliers and distributors and other various matters. Also, Weststar has the right to terminate the proposed transaction if the Company's trading price for its common stock is less than $3.75 at the closing and the Company has the right to terminate if the price of its common stock is more than $4.50 per share at closing. The closing is proposed to be consummated on or before August 1, 1996. A copy of the letter of intent between the Company and Weststar is attached hereto as Exhibit 2.0 and incorporated herein as if set forth.

     WEI is engaged in the business of environmental waste transportation and disposal. B&B is engaged in the business of pumping residential septic tanks, installing residential drain fields, and pumping commercial grease traps.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits.

     2.0  Letter of Intent between the Company and WEI and B&B.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                   Antares Resources Corporation
                                        (Registrant)

                                   By: s/William W. Perry
                                   William W. Perry III, President

Dated:  July 5, 1996

                     Antares Resources Corp.
                       2345 Friendly Road
                Fernandina Beach, Florida  32034



                          June 25, 1996


Weststar Environmental, Inc.
P.O. Box 6003
Starke, Florida  32091

B&B Septic and Environmental Services, Inc.
P.O. Box 1389
Deland, Florida  32721

ATTN:     Michael Ricks

Gentlemen:

     This letter will confirm our discussions regarding the terms and conditions of the proposed business transaction among Antares Resources Corp. ("Antares"), Weststar Environmental, Inc. ("Weststar") and B&B Septic and Environmental Services, Inc. ("B&B"). We propose that the terms and conditions of the business transaction include the following:

     1. Antares, Weststar and B&B will engage in one of the following tax-free business transactions which shall be determined by the parties (the "Business Transaction"):

          a. The statutory merger of Weststar and B&B with two newly formed subsidiaries of Antares.

          b. The acquisition of all of the outstanding corporate stock of Weststar and B&B by Antares.

          c. The acquisition of substantially all of the assets and business and certain disclosed business liabilities of Weststar and B&B by two newly formed subsidiaries of Antares.

     2. The consideration to be given by Antares in the Business Transaction will be 1,150,000 shares of newly issued common stock of Antares. In the event the price per share is less than $3.75 at the closing, Weststar and B&B can terminate the Business Transaction. In the event the price per share is more than $4.50 at the Closing, Antares

Weststar Environmental, Inc.
 and B&B Septic and Environmental
June 25, 1996
Page 2

can terminate the Business Transaction.

     3. The minority shareholders of Weststar and B&B will be granted piggy-back registration rights for up to 50% of the Antares stock they receive in the Business Transaction; provided, however, that such registration rights will not apply to the registration statement in process.
     4. At closing, Antares shall make a contribution to Weststar and B&B of $300,000, to be used to bring current accounts payable and taxes. Within 6 months following the closing, Antares shall make an additional contribution of up to a total of $500,000. Antares will assume certain liabilities that are currently in the name of or guaranteed by Michael Ricks.

     5. At closing, Michael Ricks will execute an employment agreement with Antares or a subsidiary for a 5 year term at a salary of $95,000 per year (subject to 10% annual increases). In addition, Antares will pre-pay Michael Ricks $50,000 at closing for his agreement not to complete for a period of the term of his employment plus 2 years. At closing, Antares will cause Michael Ricks to be appointed to the Antares Board of Directors, subject to the approval of the Shareholders at the next annual meeting.

     6. Weststar and B&B are being audited by their independent certified public accounting firm. As soon as they are completed, Weststar and B&B will deliver to Antares their audited financial statements for 1995 as well as their interim financial statements for the period ended May 31, 1996. In the event such audited financial statements differ by more than 10% in any material respect from the unaudited financial statements previously given to Antares, then Antares can terminate the Business Transaction. Further, such interim financial statements will not materially differ from the audited statements.

     7. The Business Transaction is expressly contingent upon the following:

     a) The completion by Antares, to its satisfaction, of such due diligence procedures as it deems appropriate, including, without limitation, the verification through a physical inventory of the inventories and equipment to be acquired, the completion of an environmental audit and engineering tests of the real property to be acquired and such financial audit and studies as Antares deems appropriate. Weststar and B&B will provide Antares with such detailed information as requested by Antares in

Weststar Environmental, Inc.
 and B&B Septic and Environmental
June 25, 1996
Page 3

performing its due diligence;

     b) Such regulatory approval of this transaction, as may be required, if applicable;

     c) A definitive acquisition agreement containing customary terms, conditions, representations, warranties, covenants and indemnities as may be reasonably acceptable to the parties shall have been negotiated and executed;

     d) The approval of such agreement by the Board of Directors and Shareholders (if required) of Antares, Weststar and B&B;

     e) There shall have occurred no materially adverse changes to the assets, the business, the financial condition or the prospects of Weststar and B&B;

     (f) The total assumed liabilities of Weststar and B&B at closing shall not exceed $700,000 or such other amount mutually agreed upon.

     g) Compliance with the bulk sales laws of applicable jurisdictions (if required);

     h) The execution of agreements with suppliers and distributors of Weststar and B&B in a form acceptable to Antares;

     i) The closing of this transaction shall occur on or before August 1, 1996;

     Prior to August 1, 1996, neither Weststar nor B&B will solicit, initiate, or encourage the submission of any proposal or offer relating to the acquisition of any corporate stock or assets of either Weststar or B&B.

     It is understood that this letter is merely a statement of intent, and any legal obligation by the parties hereto shall be only as set forth in a duly negotiated and executed acquisition agreement, except as provided herein.

     The parties agree to keep confidential this Letter of Intent and the fact that discussion are taking place among the parties, unless a public disclosure is required by law.

Weststar Environmental, Inc.
 and B&B Septic and Environmental
June 25, 1996
Page 4

     If this letter accurately reflects our understanding, please so indicate by signing the original and duplicate letter, and return the duplicate to the undersigned by facsimile and U.S. Mail. This letter may be executed in counterparts, each of which shall constitute one and the same instrument.

                                   Very truly yours,

                                   ANTARES RESOURCES CORP.

                                   By:  s/William  W. Perry III

                                   Name:  William W. Perry III
                                   Title:  Chief Executive Officer/
                                             President

Accepted and Agreed:

                                   WESTSTAR ENVIRONMENTAL, INC.

                                   By:  s/Michael Ricks

                                   Name:  Michael Ricks
                                   Title:  President


                                   B&B  SEPTIC AND ENVIRONMENTAL
                                        SERVICES, INC.

                                   By:  s/Michael Ricks

                                   Name:  Michael Ricks
                                   Title:  President